RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS16 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS16

          $ 2,916,798                  0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                   Prospectus Supplement dated August 25, 2003
                                       to
                        Prospectus dated January 27, 2003

        Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated August 25, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:

                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
499 or less ..............................           6   $    651,289       0.47%   $108,548      79.99%
500 - 519 ................................           3        315,550       0.23     105,183      82.36
520 - 539 ................................          12      1,542,387       1.12     128,532      69.30
540 - 559 ................................           6        802,042       0.58     133,674      73.54
560 - 579 ................................           7        963,549       0.70     137,650      67.05
580 - 599 ................................           7      1,328,664       0.97     189,809      78.83
600 - 619 ................................          19      2,002,388       1.46     105,389      78.42
620 - 639 ................................          29      3,619,281       2.63     124,803      66.17
640 - 659 ................................          37      5,321,815       3.87     143,833      75.14
660 - 679 ................................          65      8,958,630       6.52     137,825      70.29
680 - 699 ................................         103     14,332,981      10.43     139,155      68.74
700 - 719 ................................          99     13,217,992       9.62     133,515      68.65
720 - 739 ................................         115     15,627,170      11.37     135,888      69.97
740 - 759 ................................         119     17,191,482      12.51     144,466      66.99
760 - 779 ................................         124     20,735,419      15.09     167,221      63.28
780 - 799 ................................         121     18,581,610      13.52     153,567      57.57
800 or greater ...........................          94     12,235,868       8.90     130,169      52.80
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265      65.53%
                                             =========   ============   ========

         The minimum and maximum credit scores of the mortgage loans were 465 and 819, respectively, and the weighted average credit score of the mortgage loans was 728.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         734   $114,204,097      83.10%   $155,591        728      66.07%
Second/Vacation ..........................          16      2,952,982       2.15     184,561        706      58.81
Non Owner-occupied .......................         216     20,271,038      14.75      93,847        735      63.46
                                             ---------   ------------   ---------   --------    -------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728      65.53%
                                              ========   ============   ========

                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................          65   $  6,899,008       5.02%   $106,139        710      76.18%
Rate/Term Refinance ......................         383     60,713,333      44.18     158,520        739      59.68
Equity Refinance .........................         518     69,815,775      50.80     134,779        721      69.56
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728      65.53%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         730   $104,292,901      75.89%   $142,867        728      65.31%
Planned Unit Developments (detached) .....          93     16,823,101      12.24     180,894        725      70.66
Two-to-four family units .................          73      9,394,440       6.84     128,691        727      61.13
Condo Low-Rise (less than 5 stories) .....          42      4,103,056       2.99      97,692        732      61.59
Planned Unit Developments (attached) .....          11      1,500,233       1.09     136,385        784      60.90
Townhouse ................................           9        764,755       0.56      84,973        713      67.25
Condo High-Rise (9 stories or more) ......           2        263,328       0.19     131,664        755      57.36
Manufactured Home ........................           3        185,698       0.14      61,899        758      72.82
Condo Mid-Rise (5 to 8 stories) ..........           3        100,605       0.07      33,535        724      66.83
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728      65.53%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alaska ...................................           2   $    242,829       0.18%   $121,415        752      80.00%
Alabama ..................................          14      1,028,884       0.75      73,492        703      81.77
Arkansas .................................           5        329,912       0.24      65,982        671      80.10
Arizona ..................................          21      2,790,734       2.03     132,892        707      68.71
California ...............................         173     34,966,051      25.44     202,116        747      56.18
Colorado .................................          26      3,988,262       2.90     153,395        728      71.29
Connecticut ..............................           9      1,590,969       1.16     176,774        733      65.46
District of Columbia .....................           1        391,746       0.29     391,746        661      60.00
Delaware .................................           4        411,024       0.30     102,756        718      75.60
Florida ..................................          66      8,178,058       5.95     123,910        723      68.25
Georgia ..................................          18      2,535,056       1.84     140,836        720      69.26
Hawaii ...................................           3        597,000       0.43     199,000        763      33.94
Iowa .....................................           5        492,293       0.36      98,459        734      82.64
Idaho ....................................           3        192,500       0.14      64,167        786      66.08
Illinois .................................          42      4,767,211       3.47     113,505        735      69.89
Indiana ..................................          12        856,224       0.62      71,352        737      76.60
Kansas ...................................           7        799,673       0.58     114,239        681      84.20
Kentucky .................................           4        438,458       0.32     109,615        739      78.48
Louisiana ................................           5        547,489       0.40     109,498        701      85.63
Massachusetts ............................          20      3,907,209       2.84     195,360        723      51.86
Maryland .................................          19      2,674,610       1.95     140,769        745      63.97
Maine ....................................          12        990,215       0.72      82,518        706      68.16
Michigan .................................          19      2,596,204       1.89     136,642        722      73.08
Minnesota ................................          13      1,916,607       1.39     147,431        741      62.76
Missouri .................................          22      1,625,185       1.18      73,872        701      71.44
Mississippi ..............................           9      1,553,878       1.13     172,653        711      78.25
North Carolina ...........................          24      3,462,446       2.52     144,269        727      69.45
Nebraska .................................           5        343,070       0.25      68,614        758      60.75
New Hampshire ............................           7        640,491       0.47      91,499        706      70.52
New Jersey ...............................          35      6,424,894       4.68     183,568        743      62.10
New Mexico ...............................          13      1,373,801       1.00     105,677        695      79.39
Nevada ...................................          18      1,691,332       1.23      93,963        749      75.54
New York .................................          29      4,877,041       3.55     168,174        719      58.17
Ohio .....................................          38      3,487,879       2.54      91,786        687      75.58
Oklahoma .................................          16      1,805,495       1.31     112,843        701      74.73
Oregon ...................................           8        857,716       0.62     107,214        708      74.16
Pennsylvania .............................          18      3,128,957       2.28     173,831        749      60.11
Rhode Island .............................           3        346,236       0.25     115,412        713      70.99
South Carolina ...........................           4        617,659       0.45     154,415        716      80.90
South Dakota .............................           1        194,655       0.14     194,655        732      80.00
Tennessee ................................           9        868,480       0.63      96,498        695      84.68
Texas ....................................         144     18,158,574      13.21     126,101        728      69.40
Utah .....................................          12      2,336,728       1.70     194,727        695      72.86
Virginia .................................          24      2,836,556       2.06     118,190        686      72.28
Vermont ..................................           2        229,221       0.17     114,610        726      85.64
Washington ...............................          15      2,781,198       2.02     185,413        716      69.35
Wisconsin ................................           6        491,572       0.36      81,929        701      80.59
Wyoming ..................................           1         65,835       0.05      65,835        685      70.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728      65.53%
                                             =========   ============   ========

----------

No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Florida and no more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Florida.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         312   $ 43,195,771      31.43%   $138,448        723      71.49%
Reduced Documentation ....................         654     94,232,345      68.57     144,086        731      62.79
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728      65.53%
                                             =========   ============   =======

      No more than 29.3% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 4.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.375 - 4.499 ............................           5   $    815,450       0.59%   $163,090        743      49.09%
4.500 - 4.624 ............................           5        618,192       0.45     123,638        756      59.13
4.625 - 4.749 ............................           7      1,128,404       0.82     161,201        781      45.24
4.750 - 4.874 ............................          24      5,913,789       4.30     246,408        739      57.00
4.875 - 4.999 ............................          53      8,800,166       6.40     166,041        750      56.16
5.000 - 5.124 ............................          69     10,720,779       7.80     155,374        745      63.96
5.125 - 5.249 ............................          74     15,541,444      11.31     210,020        754      60.38
5.250 - 5.374 ............................         114     17,218,547      12.53     151,040        738      65.26
5.375 - 5.499 ............................         171     26,222,177      19.08     153,346        716      68.53
5.500 - 5.624 ............................         117     15,860,204      11.54     135,557        712      67.11
5.625 - 5.749 ............................          73      8,925,970       6.50     122,274        730      67.82
5.750 - 5.874 ............................          78      8,987,096       6.54     115,219        715      68.86
5.875 - 5.999 ............................          75      8,098,718       5.89     107,983        713      72.34
6.000 - 6.124 ............................          57      5,192,462       3.78      91,096        696      73.55
6.125 - 6.249 ............................          11        740,807       0.54      67,346        724      77.72
6.250 - 6.374 ............................          11      1,121,471       0.82     101,952        698      68.76
6.375 - 6.499 ............................           8        471,419       0.34      58,927        705      66.76
6.500 - 6.624 ............................           6        294,313       0.21      49,052        717      67.30
6.625 - 6.749 ............................           2        167,642       0.12      83,821        652      78.22
6.750 - 6.874 ............................           4        346,743       0.25      86,686        658      73.28
6.875 - 6.999 ............................           2        242,322       0.18     121,161        661      85.48
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728      65.53%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.3598% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.095 ....................................           5   $    815,450       0.59%   $163,090        743      49.09%
4.220 ....................................           5        618,192       0.45     123,638        756      59.13
4.345 ....................................           7      1,128,404       0.82     161,201        781      45.24
4.470 ....................................          24      5,913,789       4.30     246,408        739      57.00
4.595 ....................................          53      8,800,166       6.40     166,041        750      56.16
4.720 ....................................          69     10,720,779       7.80     155,374        745      63.96
4.845 ....................................          73     15,503,194      11.28     212,373        754      60.33
4.870 ....................................           1         38,250       0.03      38,250        778      80.00
4.970 ....................................         114     17,218,547      12.53     151,040        738      65.26
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         351   $ 60,756,771      44.21%   $173,096        746      61.01%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 4.800779903%.



                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         366   $ 22,879,672      16.65%   $ 62,513        729      66.67%
100,001-200,000 ..........................         387     49,734,581      36.19     128,513        718      67.92
200,001-300,000 ..........................         119     26,235,515      19.09     220,467        730      65.37
300,001-400,000 ..........................          50     16,223,090      11.80     324,462        735      61.28
400,001-500,000 ..........................          23      9,525,324       6.93     414,145        734      64.85
500,001-600,000 ..........................          10      4,972,292       3.62     497,229        755      55.25
600,001-700,000 ..........................           5      2,934,509       2.14     586,902        737      74.97
700,001-800,000 ..........................           1        696,200       0.51     696,200        779      50.00
800,001-900,000 ..........................           2      1,595,967       1.16     797,983        780      57.20
900,001-1,000,000 ........................           3      2,630,966       1.91     876,989        729      58.58
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728      65.53%
                                             =========   ============   ========


                               ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         207   $ 30,770,508      22.39%   $148,650        754
50.01-55.00 ..............................          44      6,434,948       4.68     146,249        728
55.01-60.00 ..............................          79     13,646,537       9.93     172,741        736
60.01-65.00 ..............................          47      6,997,052       5.09     148,873        734
65.01-70.00 ..............................          90     13,417,122       9.76     149,079        734
70.01-75.00 ..............................         115     14,407,310      10.48     125,281        726
75.01-80.00 ..............................         280     39,672,261      28.87     141,687        717
80.01-85.00 ..............................          23      3,031,998       2.21     131,826        681
85.01-90.00 ..............................          52      5,496,766       4.00     105,707        686
90.01-95.00 ..............................          27      3,424,212       2.49     126,823        676
95.01-100.00 .............................           2        129,403       0.09      64,701        746
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         966   $137,428,116     100.00%   $142,265        728
                                             =========   ============   ========

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 65.53%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        8%         16%         24%          32%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      94         87        79          72           64
March 2007.............................................      89         75        63          51           41
March 2008.............................................      83         64        49          36           26
March 2009.............................................      76         54        38          25           16
March 2010.............................................      69         46        29          18           10
March 2011.............................................      62         38        22          12            6
March 2012.............................................      55         30        16           8            4
March 2013.............................................      47         24        12           5            2
March 2014.............................................      39         18         8           3            1
March 2015.............................................      30         13         5           2            1
March 2016.............................................      21          8         3           1            *
March 2017.............................................      11          4         1           *            *
March 2018.............................................       1          *         *           *            *
March 2019.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      7.28       5.14      3.76        2.84         2.21

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                  ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $60,756,770.99        $76,671,345.46
Weighted average mortgage rate .................         5.0399610049%         5.6133000000%
Weighted average servicing fee rate.............         0.2800000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                  179                   179
Weighted average remaining term
to maturity (months) ...........................                  157                   157

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------      ---------        ----------       --------        ---------       -----------
$2,166,578....................        4.305%           6.358%          9.000%          12.219%          16.015%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%



                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%
---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%


                         AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                        ----------------------  ----------------------
                           BY       BY DOLLAR      BY       BY DOLLAR
                         NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                          LOANS       LOANS       LOANS       LOANS
                        --------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                               THOUSANDS)              THOUSANDS)
Total Loan Portfolio ...51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ..........   934       142,682       946       161,218
60 to 89 days ..........   216        35,031       186        26,348
90 days or more(2) .....   258        43,618       225        34,430
Foreclosures Pending ...   279        44,333       268        42,461
                        ------   -----------    ------   -----------
Total Delinquent Loans . 1,687   $   265,664     1,625   $   264,457
                        ======   ===========    ======   ===========
Percent of Loan
Portfolio .............. 3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:27:48                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS16(POOL # 4728) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4728
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HHG7   175,232,000.00 131,442,783.52     5.000000  %  2,267,932.67
A-P     76110HHH5     3,747,525.28   2,971,657.01     0.000000  %     69,919.65
A-V     76110HHJ1             0.00           0.00     0.158018  %          0.00
R       76110HHK8           100.00           0.00     5.000000  %          0.00
M-1     76110HHL6     3,124,200.00   2,902,351.94     5.000000  %     12,587.71
M-2     76110HHM4       367,500.00     341,403.99     5.000000  %      1,480.70
M-3     76110HHN2       551,300.00     512,152.43     5.000000  %      2,221.24
B-1     76110HHP7       275,600.00     256,029.77     5.000000  %      1,110.42
B-2     76110HHQ5       183,800.00     170,748.44     5.000000  %        740.55
B-3     76110HHR3       275,662.78     256,088.09     5.000000  %      1,110.67

-------------------------------------------------------------------------------
                  183,757,688.06   138,853,215.19                  2,357,103.61
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       547,678.26  2,815,610.93            0.00       0.00    129,174,850.85
A-P             0.00     69,919.65            0.00       0.00      2,901,737.36
A-V        18,284.43     18,284.43            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        12,093.13     24,680.84            0.00       0.00      2,889,764.23
M-2         1,422.52      2,903.22            0.00       0.00        339,923.29
M-3         2,133.97      4,355.21            0.00       0.00        509,931.19
B-1         1,066.79      2,177.21            0.00       0.00        254,919.35
B-2           711.45      1,452.00            0.00       0.00        170,007.89
B-3         1,067.03      2,177.70            0.00       0.00        254,977.42

-------------------------------------------------------------------------------
          584,457.58  2,941,561.19            0.00       0.00    136,496,111.58
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     750.107192   12.942457     3.125447    16.067904   0.000000  737.164735
A-P     792.965168   18.657553     0.000000    18.657553   0.000000  774.307615
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     928.990444    4.029102     3.870793     7.899895   0.000000  924.961342
M-2     928.990431    4.029088     3.870803     7.899891   0.000000  924.961342
M-3     928.990437    4.029095     3.870796     7.899891   0.000000  924.961342
B-1     928.990443    4.029100     3.870791     7.899891   0.000000  924.961342
B-2     928.990450    4.029108     3.870783     7.899891   0.000000  924.961342
B-3     928.990432    4.029089     3.870780     7.899869   0.000000  924.961343

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:27:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS16 (POOL #  4728)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4728
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       28,921.71
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,877.46

SUBSERVICER ADVANCES THIS MONTH                                       14,008.43
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7   1,051,056.92

 (B)  TWO MONTHLY PAYMENTS:                                    2     384,696.39

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     168,197.33


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     136,496,111.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          957

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,754,539.32

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.73335000 %     2.76410400 %    0.49179010 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.69183400 %     2.73972545 %    0.50893210 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            2,310,379.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,909,922.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.35985721
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              157.30

POOL TRADING FACTOR:                                                74.28049026